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                                                                  EXHIBIT 16.1


May 29, 1997


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


We were previously principal accountants for The Fonda Group, Inc., and, under the date of January 19, 1995 we reported on the financial statements of The Fonda Group, Inc. for the year ended July 31, 1994. We have read The Fonda Group, Inc. statements included under the heading "Change in Certifying Accountants" on page 87 of its Amendment No. 1 to the Registration Statement on Form S-4 (333-24939) dated May 29, 1997 and we agree with such statements.

Very truly yours,
                                                        /s/ BDO Seidman LLP
Valhalla, New York
May 29, 1997